UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

China Agro Sciences Corp.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	O-49687 (Commission File Number)	33-0961490 (I.R.S. Employer Identification No.)

101 Xinanyao Street, Jinzhou District Dalian, Liaoning Province PRC 116100 (Address of principal executive offices) (zip code)

(212) 232-0120 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on January 5, 2007, John C. Leo resigned from his positions as Secretary and Director. We are not aware of any disagreements with Mr. Leo of the type required to be disclosed per Item 5.02(a) of this Form 8-K. We have not identified a replacement for Mr. Leo.

EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Agro Sciences Corp., a Florida corporation

Date: January 10, 2007	By:	/s/ Zhengquan Wang
Zhengquan Wang
Chief Executive Officer